As filed with the Securities and Exchange Commission on November 10, 2022.

File No. 001-41490
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 3 TO FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
F&G Annuities & Life, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	85-2487422

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(515) 330-3340
(Registrant’s telephone number, including area code)
Christopher Blunt
Jodi Ahlman, Esq.
c/o F&G Annuities & Life, Inc.
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(515) 330-3340
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Todd E. Freed, Esq.
Jon A. Hlafter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

F&G ANNUITIES & LIFE, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Summary Risk Factors,” “Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation of F&G,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Summary Historical Consolidated Financial Information.” Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the sections of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis.” That section is incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.
The information required by this item is contained under the sections of the information statement entitled “Business—Legal Proceedings” and the notes to the financial statements entitled “Commitments and Contingencies — Legal and Regulatory Contingencies.” Those sections are incorporated herein by reference.
Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Sales of Unregistered Securities.” That section is incorporated herein by reference.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “The Separation and Distribution” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 12 Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Limitations on Director Liability.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical Consolidated Financial Information” and “Index to Combined Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15. Financial Statements and Exhibits.
(a) Financial Statements
The information required by this item is contained under the sections of the information statement entitled “Summary Historical Consolidated Financial Information” and “Index to Combined Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference. All other schedules for which provision is made in the applicable regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted

(b) Exhibits
See below.
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1†	Form of Separation and Distribution Agreement between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
3.1†	Form of Amended and Restated Certificate of Incorporation of F&G Annuities & Life, Inc.
3.2†	Form of Amended and Restated Bylaws of F&G Annuities & Life, Inc.
4.1†
Indenture, dated as of April 20, 2018, among Fidelity Guaranty & Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, including the form of 5.50% Note due 2025.

4.2†	First Supplemental Indenture, dated as of April 20, 2018, among Fidelity & Guaranty Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee
4.3†	Second Supplemental Indenture, dated as of June 1, 2020, among Fidelity National Financial, Inc., Fidelity & Guaranty Life Holdings, Inc., and Wells Fargo Bank, National Association, as trustee
4.4†	Officer’s Certificate of Fidelity & Guaranty Life Holdings, Inc., dated April 13, 2021
10.1†	Form of Tax Sharing Agreement between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
10.2†	Form of Corporate Services Agreement between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
10.3†	Form of Reverse Corporate Services Agreement between Fidelity National Financial, Inc. and F&G Annuities & Life, Inc.
10.4†	Employment Agreement, dated as of February 6, 2019, by and between FGL Holdings and Christopher Blunt
10.5†	Employment Agreement, dated as of November 11, 2019, by and between FGL Holdings and John Fleurant
10.6†	Employment Agreement, dated November 14, 2013, by and between Fidelity & Guaranty Life Business Services, Inc. and Wendy J.B. Young
10.7†	Assignment of Employment Agreements, dated as of February 7, 2020, by and between FGL Holdings and F II Corp., and acknowledged and agreed to by Christopher Blunt, Jonathan Bayer and John Fleurant
10.8*	Form of F&G Annuities & Life, Inc. 2022 Omnibus Incentive Plan
10.9*	Form of F&G Annuities & Life, Inc. Employee Stock Purchase Plan
10.10†
Amended and Restated Omnibus Investment Management Agreement Termination Side Letter, dated as of June 1, 2020, by and among FGL Holdings, Fidelity National Financial, Inc. and Blackstone ISG-I Advisors L.L.C.

10.11†	Amended and Restated Sub-Manager Fee Agreement, dated as of June 1, 2020, by and among FGL Holdings, Fidelity National Financial, Inc. and Blackstone ISG-I Advisors L.L.C.
10.12†	Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between FGL US Holdings Inc. and Blackstone ISG-I Advisors L.L.C.
10.13†	Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between Fidelity & Guaranty Life Holdings, Inc. and Blackstone ISG-I Advisors L.L.C.
10.14†	Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between F&G Life Re Ltd (f/k/a F&G Re Ltd) and Blackstone ISG-I Advisors L.L.C.
10.15†	Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between CF Bermuda Holdings Limited and Blackstone ISG-I Advisors L.L.C.
10.16†	Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between Fidelity and Guaranty Life Insurance Company and Blackstone ISG-I Advisors L.L.C.
10.17†	Investment Management Agreement, dated as of September 30, 2020, by and between Freestone Re Ltd. and Blackstone ISG-I Advisors L.L.C.

10.18†	Investment Management Agreement, dated as of December 16, 2020, by and between F&G Cayman Re Ltd. and Blackstone ISG-I Advisors L.L.C.
10.19†	Investment Management Agreement, dated as of January 4, 2021, by and between F&G Annuities & Life, Inc. and Blackstone ISG-I Advisors L.L.C.
10.20†	Investment Management Agreement, dated as of July 29, 2021, by and between Fidelity & Guaranty Life Insurance Company and Blackstone ISG-I Advisors L.L.C.
10.21†
Amended and Restated Amendment to Investment Management Agreements; IMA Omnibus Termination Side Letter; SMA Fee Agreement and Participation Fee Agreement, dated September 24, 2021, by and among F&G Life & Annuities, Inc., Fidelity National Financial, Inc. and Blackstone ISG-I Advisors L.L.C.

10.22†	Note Purchase Agreement, dated as of December 20, 2021, between Kubera Insurance (SAC) Ltd. and F&G Annuities & Life, Inc.
10.23†	Keepwell Agreement, dated December 17, 2020, between F&G Annuities & Life, Inc. and F&G Cayman Re Ltd.
10.24†	Keepwell Agreement, dated December 17, 202, between F&G Annuities & Life, Inc. and F&G Cayman Re Ltd.
10.25*	Form of F&G Annuities & Life, Inc. Deferred Compensation Plan
21†	List of Subsidiaries
99.1*	Information Statement of F&G Annuities & Life, Inc., preliminary and subject to completion, dated November 10, 2022
99.2†	Form of Notice Regarding the Internet Availability of Information Statement Materials

* Filed herewith
† Filed previously

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

F&G Annuities & Life, Inc.

	By:	/s/ Christopher O. Blunt
	Name:	Christopher O. Blunt
	Title:	President and Chief Executive Officer

Date: November 10, 2022